UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 16, 2018


AS-IP TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware                                  000-27881                522101695
(State or other jurisdiction       (Commission file     (IRS Employer
of incorporation)                       number)              Identification No.)

2/1 Contour Close Research, Victoria, Australia                    3095
(Address of principal executive officers)                             (Zip Code)

+1 424-888-2122
Registrants telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement.
The Company has raised $562,500 under two convertible note issues for the purpose of funding production of its fflya systems, effective February 16, 2018. The funding has been provided mainly by major non-related shareholders of the Company.

The first convertible note issue for $337,500 finances the initial 15 system shipsets. Terms of the issue are:
* Interest rate:	20% per annum, payable monthly in arrears
* Conversion price:  $0.03 per share.
* Maturity date:	December 1, 2020

A second convertible note issue for $225,000 is to finance a further 10 system shipsets, on the following terms:
* Interest rate:	20% per annum, payable monthly in arrears
* Conversion price:  $0.05 per share.
* Maturity date:	December 1, 2020

In return for providing system funding, each investor will receive a royalty for a period of three years on each shipset, once the systems commence operation, on terms to be agreed.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS-IP TECH, INC.
(Registrant)

By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: February 16, 2018